EXHIBIT 77C FOR SELIGMAN GLOBAL FUND SERIES, INC.

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN GLOBAL SMALLER COMPANIES FUND (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve a policy authorizing RiverSource Investments, LLC, with the approval of the Board of Directors, to enter into and materially amend a subadvisory agreement, without obtaining shareholder approval.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   3,932,328.938           549,616.792        186,789.821         0.000

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN INTERNATIONAL GROWTH FUND (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and RiverSource Partners International Select Growth Fund, a series of RiverSource International Managers Series, Inc.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   2,987,949.936           72,094.289         105,299.239         0.000

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN INTERNATIONAL GROWTH FUND (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 2, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve a policy authorizing RiverSource Investments, LLC, with the approval of the Board of Directors, to enter into and materially amend a subadvisory agreement, without obtaining shareholder approval.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   2,897,177.285           162,392.469        105,773.710         0.000

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN EMERGING MARKETS FUND (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 29, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and Threadneedle Emerging Markets Fund, a series of RiverSource Global Series, Inc.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   4,666,781.635           227,262.061        211,603.766         0.000

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN EMERGING MARKETS FUND (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 29, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve a policy authorizing RiverSource Investments, LLC, with the approval of the Board of Directors, to enter into and materially amend a subadvisory agreement, without obtaining shareholder approval.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   4,359,334.185           573,421.579        211,603.766         0.000

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN GLOBAL GROWTH FUND (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 29, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve an Agreement and Plan of Reorganization between the Fund and Threadneedle Global Equity Fund, a series of RiverSource Global Series, Inc.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   1,494,635.425           95,984.246          68,172.552         0.000

RESULTS OF MEETING OF SHAREHOLDERS

SELIGMAN GLOBAL GROWTH FUND (THE FUND)
SPECIAL MEETING OF SHAREHOLDERS HELD ON JUNE 29, 2009
(UNAUDITED)

A brief description of the proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal is set forth below. A vote is based on total number of shares outstanding in the Fund.

To approve a policy authorizing RiverSource Investments, LLC, with the approval of the Board of Directors, to enter into and materially amend a subadvisory agreement, without obtaining shareholder approval.

SHARES VOTED "FOR"   SHARES VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
------------------   ----------------------   -----------   ----------------
   1,316,943.462           276,621.647         65,227.114         0.000